Exhibit (h)(2)

AMENDMENT NO. 1

TO ACCOUNTING SERVICES AGREEMENT

Thrivent Asset Management, LLC and Thrivent Mutual Funds hereby agree that, effective February 29, 2008, the following new series shall be deemed Funds under the terms of the Accounting Services Agreement, dated January 1, 2006, between Thrivent Asset Management, LLC and Thrivent Mutual Funds:

1. Thrivent Partner Worldwide Allocation Fund

2. Thrivent Equity Income Plus Fund

Revised Schedules A and B are attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Pamela J. Moret
Pamela J. Moret, President

THRIVENT ASSET MANAGEMENT, LLC

By	/s/ Russell W. Swansen
Russell W. Swansen, President

SCHEDULE B

Fund

Thrivent Partner Small Cap Growth Fund

Thrivent Mid Cap Growth Fund

Thrivent Partner International Stock Fund

Thrivent High Yield Fund

Thrivent Diversified Income Plus Fund

Thrivent Income Fund

Thrivent Core Bond Fund

Thrivent Limited Maturity Bond Fund

Thrivent Money Market Fund

Thrivent Technology Fund

Thrivent Partner Small Cap Value Fund

Thrivent Small Cap Stock Fund

Thrivent Small Cap Index Fund

Thrivent Mid Cap Stock Fund

Thrivent Mid Cap Index Fund

Thrivent Mid Cap Index Fund - I

Thrivent Large Cap Value Fund

Thrivent Large Cap Stock Fund

Thrivent Large Cap Index Fund

Thrivent Large Cap Index Fund - I

Thrivent Large Cap Growth Fund

Thrivent Real Estate Securities Fund

Thrivent Balanced Fund

Thrivent Municipal Bond Fund

Thrivent Partner Mid Cap Value Fund

Thrivent Aggressive Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Partner Worldwide Allocation Fund

Thrivent Equity Income Plus Fund

SCHEDULE C

Fund	Fee
Thrivent Partner Small Cap Growth Fund	$22,000
Thrivent Mid Cap Growth Fund	$34,000
Thrivent Partner International Stock Fund	$54,000
Thrivent High Yield Fund	$55,000
Thrivent Diversified Income Plus Fund	$29,000
Thrivent Income Fund	$61,000
Thrivent Core Bond Fund	$49,000
Thrivent Limited Maturity Bond Fund	$34,000
Thrivent Money Market Fund	$83,000
Thrivent Technology Fund	$18,000
Thrivent Partner Small Cap Value Fund	$25,000
Thrivent Small Cap Stock Fund	$47,000
Thrivent Small Cap Index Fund	$18,000
Thrivent Mid Cap Stock Fund	$78,000
Thrivent Mid Cap Index Fund	$19,000
Thrivent Mid Cap Index Fund - I	$16,000
Thrivent Large Cap Value Fund	$42,000
Thrivent Large Cap Stock Fund	$208,000
Thrivent Large Cap Index Fund	$20,000
Thrivent Large Cap Index Fund - I	$17,000
Thrivent Large Cap Growth Fund	$32,000
Thrivent Real Estate Securities Fund	$18,000
Thrivent Balanced Fund	$45,000
Thrivent Municipal Bond Fund	$91,000
Thrivent Partner Mid Cap Value Fund	$19,000
Thrivent Aggressive Allocation Fund	$24,000
Thrivent Moderately Aggressive Allocation Fund	$22,000
Thrivent Moderate Allocation Fund	$34,000
Thrivent Moderately Conservative Allocation Fund	$34,000
Thrivent Partner Worldwide Allocation Fund	$45,000
Thrivent Equity Income Plus Fund	$16,000